CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Energizer Resources Inc.’s (the “Company”) Form S-8 filing our audit report dated September 23, 2010, with respect to the consolidated financial statements of the Company for years ended June 30, 2010 and 2009.

Signed:  “MSCM LLP”

MSCM LLP

Toronto, Ontario

April 28, 2011